UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2014

REGADO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35953	03-0422069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 Allen Road, 4th Floor, Basking Ridge, New Jersey	07920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 580-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 3, 2014, Regado Biosciences, Inc. (the “Company”) and Michael A. Metzger entered into an Amended and Restated Employment Agreement (the “Employment Agreement”), effective as of October 9, 2014, the date of Mr. Metzger’s appointment as Chief Executive Officer (the “Effective Date”).

Pursuant to the terms of the Employment Agreement, Mr. Metzger will be entitled to: (i) an annual base salary of $450,000, (ii) a target annual bonus equal to fifty percent (50%) of base salary subject to achievement of certain performance objectives, but, if certain corporate objectives specified in the Employment Agreement are achieved in 2014 or 2015, his annual bonus for the year in which those objectives are achieved will be one hundred percent (100%) of his annual base salary, (iii) reimbursement of reasonable expenses for travel between his place of residence in New York and the Company’s office in Basking Ridge, New Jersey and for lodging in the Basking Ridge area, of up to $25,000 per year, and (iv) in the event the Company terminates Mr. Metzger’s employment “without cause,” or Mr. Metzger resigns “for good reason”, payments equal to the sum of twelve months of base salary and the target annual bonus, payment of his unpaid annual bonus for the calendar year prior to his termination under certain conditions, payment of the Company’s portion of COBRA premiums to continue health insurance benefits for twelve months, and the post-termination exercise period of stock options held by Mr. Metzger will be extended to twelve months following the date of his last day of employment with the Company. Additionally, following formal approval by the compensation committee, Mr. Metzger will receive an option grant (the “CEO Grant”) exercisable for a number of shares representing two percent (2%) of the Company’s common stock outstanding as of the Effective Date, calculated on a fully-diluted basis, with twenty-five percent (25%) of the shares underlying the option vesting on the date of the grant, and the remainder vesting in thirty-six equal monthly installments thereafter, subject to Mr. Metzger’s continued employment with the Company. Upon a change in control, or certain other material corporate transactions, the lesser of: (a) fifty percent (50%) of the shares subject to the CEO Grant and Mr. Metzger’s prior equity grants; or (b) the number of shares subject to the CEO Grant and Mr. Metzger’s prior equity grants that are unvested at the time of the change in control or other material corporate transaction, shall vest and become immediately exercisable. In addition, in the event that the Company terminates Mr. Metzger “without cause” or Mr. Metzger resigns “for good reason” within three months prior to, or within twelve months following, a change in control, or certain other material corporate transactions, all stock options and other awards that Mr. Metzger may have shall vest and become immediately exercisable.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between Regado Biosciences, Inc. and Michael A. Metzger, dated December 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGADO BIOSCIENCES, INC.

By:	/s/ R. Don Elsey
Name:	R. Don Elsey
Title:	Senior Vice President, Finance and Chief Financial Officer

Date: December 5, 2014

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between Regado Biosciences, Inc. and Michael A. Metzger, dated December 3, 2014.